University General Health System Reports 51% Increase in Revenue for First Nine Months of 2013

Company Files Forms 10-Q for First Three Quarters of 2013 With SEC and Expects Timely Filings in 2014

HOUSTON, TX -- (Marketwired - February 03, 2014) - University General Health System, Inc. (OTCQB: UGHS) a diversified, integrated multi-specialty health delivery system, today announced significantly improved revenue for the third quarter and first nine months of 2013. The Company will host an investor conference call at 11:15 a.m. Eastern Time on Tuesday, February 4, 2014 to discuss third quarter and nine-month operating results and other topics of interest (see details below).

Highlights for the quarter ended September 30, 2013:

  Total revenue rose 38% to $49.6 million, compared with $36 million in the third quarter of 2012.

  Net patient revenue increased 35% to approximately $43.1 million, compared with approximately $31.9 million in the quarter ended September 30, 2012. Average daily inpatient census at University General Hospital - Houston (UGH-Houston) remained stable relative to prior-year levels, reflecting an average occupancy rate of 65.0% versus 66.7% for the same period in 2012. The increase in net patient revenue was primarily attributable to the ongoing execution of the Company's physician-centric, integrated health delivery system strategy and an increase in Hospital Outpatient Revenues. University General Hospital - Dallas (UGH-Dallas) recorded an average occupancy rate of 21% of available beds. Through acquisitions, continued implementation of the integrated multi-specialty health delivery strategy, and initiatives designed to increase occupancy levels at University General Hospital - Dallas, management believes that improvement in net patient revenues will continue in 2014.

  Resident revenue for the senior living business segment approximated $2.0 million, support services revenue totaled $2.1 million, and other revenue totaled $2.4 million in the third quarter of 2013. The senior living properties reported continued stable utilization, with an overall occupancy rate in excess of 92% for the three months ended September 30, 2012.

  Net patient revenue from Medicare and Medicaid, excluding a provision for doubtful accounts, accounted for approximately 26.0 % of total net patient revenue, and revenue from commercial and managed care providers accounted for approximately 70.1% of net patient revenue, during the quarter ended September 30, 2013. This compared with 26.6% of total net patient revenue from Medicare and Medicaid and 72.6% from commercial and managed care providers in the prior-year period. Self-pay revenue increased from 0.8% of total net patient revenue in the quarter ended September 30, 2012 to 3.9% in the quarter ended September 30, 2013. The provision for doubtful accounts increased to 27.0% of patient revenue in the third quarter of 2013, versus 9.9% in the comparable 2012 period.

  Operating income approximated $2.8 million in the third quarter of 2013, versus approximately $11.7 million in the prior-year quarter. The decrease was primarily due to losses attributable to UGH-Dallas, along with investments in marketing initiatives and management and development services.

  The Company recorded net income attributable to common shareholders of $1.0 million, or $0.00 per share, in the third quarter of 2013, compared with net income attributable to common shareholders of $2.0 million, or $0.01 per share, in the comparable quarter of 2012.

  Adjusted EBITDA for the quarter totaled approximately $5.5 million in the quarter ended September 30, 2013, versus approximately $14.1 million in the third quarter of 2012. (Note: Adjusted EBITDA is a non-GAAP measure that is reconciled with GAAP results in a table at the end of this press release).

"This was a much better quarter for the Company than the previous quarters of 2013, and we are working diligently to improve our financial reporting systems as well as our ongoing commitment to the development of our physician-centric health delivery system in Dallas," commented Dr. Hassan Chahadeh, M.D., Chairman and Chief Executive Officer of University General Health System, Inc. "Financially, our net revenue increased by 38% relative to the third quarter of 2012, yet our operating income decreased from prior-year levels. While our UGH Houston hospital continues to perform well, our UGH Dallas hospital has struggled to achieve expected results and we have implemented a strategic plan to improve results in the upcoming quarters."

Highlights for the nine months ended September 30, 2013:

  Total revenue rose 51% to $127.2 million, compared with $84.2 million in the first nine months of 2012.

  Net patient revenue increased 48% to approximately $111 million, compared with approximately $75 million in the nine months ended September 30, 2012. The year-to-date increase resulted from growth in outpatient revenues and a stabilized occupancy rate of 62.0% at our Houston hospital. The Dallas hospital reflected an overall occupancy rate, based upon available beds, of 24.0% for the first nine months of 2013.

  Resident revenue for the senior living business segment approximated $5.9 million, support services revenue totaled $5.0 million, and other revenue totaled $5.7 million in the first nine months of 2013. The senior living properties reported continued stable utilization, with an overall occupancy rate in excess of 93% for the most recent nine-month period.

  Net patient revenue from Medicare and Medicaid, excluding a provision for doubtful accounts, accounted for approximately 30.4% of total net patient revenue, and revenue from commercial and managed care providers accounted for approximately 65.5% of net patient revenue, during the nine months ended September 30, 2013. This compared with 29.2% of total net patient revenue from Medicare and Medicaid and 65.1% from commercial and managed care providers, in the corresponding period of the previous year. Self-pay revenue decreased from 5.7% of total net patient revenue in the nine months ended September 30, 2012 to 4.1% in the nine months ended September 30, 2013. The provision for doubtful accounts increased to 20% of patient revenue in the first nine months of 2013, versus 9.3% in the comparable 2012 period. This significant increase is primarily due to the growth in revenues attributable to out-of-network benefits as well as a deterioration in accounts receivable aging. The Company is developing a strategic plan to reverse this trend in 2014. The Company also expects to announce that it will go in-network with two of the largest out-of-network insurance providers in early 2014, which should contribute to improvement in doubtful accounts in the current year.

  An operating loss of ($1.8 million) was posted in the first nine months of 2013, versus operating income of approximately $23.6 million in the prior-year period.

  Primarily due to an increase in the Company's stock price since April 2012, a non-cash derivative expense and change in the fair market value of the derivatives totaling $7.0 million was recorded in the first nine months of 2013, versus $9.8 million in derivative expense for the corresponding prior-year period.

  The Company recorded a net loss attributable to common shareholders of ($15 million), or ($0.04) per share, in the nine months ended September 30, 2013, compared with net income attributable to common shareholders of $3.6 million, or $0.01 per share, in the comparable period of 2012.

  Adjusted EBITDA for the nine months ended September 30, 2013 approximated $10.7 million, versus approximately $29.5 million in the first nine months of 2012. (Note: Adjusted EBITDA is a non-GAAP measure that is reconciled with GAAP results in a table at the end of this press release).

  Total shareholders' equity improved to $16.8 million at September 30, 2013, from $10.7 million at December 31, 2012.

"We are very pleased that we have now filed our three quarterly reports and believe the hiring of additional financial staff, including a Chief Accounting Officer, two controllers at our hospitals, a controller for our Hospitality Management Company and a controller for our physician management services group, as well as a number of other support staff, will contribute to our ability to file on a timely basis in the future," noted Dr. Chahadeh. "We invested nearly $15 million during the first nine months of 2013 on marketing initiatives, financial auditing and accounting, legal, management retention, and future development costs. These were reflected as non-capitalized expenses, and we expect at least half of these costs to be non-recurring in 2014. We expect to realize significant benefits from these investments in the current and future years."

Use of Non-GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA is a measure of operating performance that is not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss), income from operations or cash flows provided by or used in operations, as determined in accordance with GAAP. Adjusted EBITDA represents a key measure of the Company's operating performance that is used by management to evaluate operating performance by excluding certain items of income and expense that relate to the financing and capitalization of the business. The Company defines Adjusted EBITDA as net income (loss) before provision (benefit) for income taxes, non-operating (income) expense items, (gain) loss on sale of assets, depreciation and amortization (including non-cash impairment charges), amortization of deferred gain, and non-cash employee stock grant expense.

The Company believes Adjusted EBITDA is useful to investors in evaluating its performance, results of operations and financial position for the following reasons:

  It is helpful in identifying trends in day-to-day performance because the items excluded have little or no significance to day-to-day operations;
  It provides an assessment of controllable expenses and affords management the ability to make decisions that are expected to facilitate the achievement of current financial goals and optimal financial performance; and
  It is an indication of whether adjustments to current spending decisions are necessary.

About University General Health System, Inc.

University General Health System, Inc. ("University General") is a diversified, integrated multi-specialty health care provider that delivers concierge physician and patient-oriented services by providing timely, innovative health solutions that are uniquely competitive, efficient, and adaptive in today's health care delivery environment. The Company currently operates two hospitals in Houston and Dallas, Texas, ambulatory surgical centers, a number of diagnostic imaging and physical therapy clinics, sleep clinics, sports and rehab clinics, poli-clinics, and a hyperbaric wound care center. Also, University General owns three senior living facilities, manages six senior living facilities, and owns a Support Services company that provides revenue cycle and luxury facilities management services.

The Company is headquartered in Houston, Texas, and its common stock trades on the OTCQB under the symbol "UGHS".

Make sure you are first to receive timely information on University General Health System, Inc. when it crosses the newswire. Sign up for UGHS's email news alert system today at http://ir.stockpr.com/ughsystem/email-alerts .

Forward-Looking Statements

The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements related to the future financial performance of the Company. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful execution of growth strategies, product development and acceptance, the impact of competitive services and pricing, general economic conditions, and other risks and uncertainties described in the Company's periodic filings with the Securities and Exchange Commission.

(Financial Highlights Follow)

                   University General Health System, Inc.
                        Consolidated Balance Sheets

                                               September 30,   December 31,
                                               -------------  -------------
                                                    2013           2012
                                               -------------  -------------
                    ASSETS                      (Unaudited)
Current Assets
Cash and cash equivalents                      $   1,471,292  $   1,188,230
Accounts receivable, less allowance for
 doubtful accounts of $47,343,827 and
 $21,422,475                                      28,617,887     20,941,005
Inventories                                        2,392,581      1,458,089
Prepaid expenses and other assets                  4,253,796      3,986,378
Current deferred taxes                             2,187,792      1,729,150
                                               -------------  -------------
  Total Current Assets                            38,923,348     29,302,852

Long-Term Assets
Property, equipment and leasehold
 improvements, net                                98,839,623     96,965,889
Intangible assets, net                             4,848,153      5,919,000
Goodwill                                          41,831,642     39,271,829
Deferred tax assets                                2,853,551        659,405
Other non-current assets, net                      2,159,371      2,721,587
                                               -------------  -------------
  Total Long-Term Assets                         150,532,340    145,537,710

                                               -------------  -------------
  Total Assets                                 $ 189,455,688  $ 174,840,562
                                               =============  =============

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable                               $  18,260,258  $   9,699,411
Payables to related parties                        2,154,739      2,133,053
Accrued expenses                                  13,405,037     11,938,589
Payroll taxes payable                              3,185,898      1,610,836
Income tax payable                                14,896,483     11,813,198
Deferred revenue                                   1,385,592        238,846
Notes payable, current portion                    21,510,306     26,089,305
Notes payable to related parties, current
 portion                                           1,329,375      1,853,380
Capital lease obligations, current portion           835,385        826,800
Derivative liability                                 564,824      4,897,053
                                               -------------  -------------
  Total Current Liabilities                       77,527,897     71,100,471

Long-Term Liabilities
Lines of credit, less current portion             18,613,293     12,579,933
Notes payable, less current portion               42,198,002     46,947,860
Capital lease obligations, less current
 portion                                          31,211,290     30,928,491
                                               -------------  -------------
  Total Long-Term Liabilities                     92,022,585     90,456,284

Total Liabilities                                169,550,482    161,556,755

Commitments and contingencies

Series C, convertible preferred stock, $0.001
 par value, 20,000,000 shares authorized,
 3,626 and 3,379 shares issued and
 outstanding, respectively ($1,000 stated          3,079,292      2,566,308
 value)

Shareholders' Equity and (Deficiency)
Preferred, par value $0.001, 20,000,000 shares
 authorized, Preferred stock Series B - 3,000
 shares issued and outstanding                             3              3
Common stock, par value $0.001, 480,000,000
 shares authorized,376,803,299 and 343,459,294
 shares issued and outstanding, respectively         376,803        343,459
Additional paid-in-capital                        86,525,014     65,419,774
Shareholders' receivables                         (2,518,569)    (2,828,251)
Accumulated deficit                              (72,321,878)   (57,186,915)
                                               -------------  -------------
  Total shareholders' equity                      12,061,373      5,748,070
Noncontrolling interest                            4,764,541      4,969,429
                                               -------------  -------------
  Total equity                                    16,825,914     10,717,499
                                               -------------  -------------
  Total Liabilities and Shareholders' Equity   $ 189,455,688  $ 174,840,562
                                               =============  =============

                   University General Health System, Inc.
                   Consolidated Statements of Operations
                                (Unaudited)

                         Three Months Ended           Nine Months Ended
                            September 30,               September 30,
                     --------------------------  --------------------------
                         2013          2012          2013          2012
                     ------------  ------------  ------------  ------------
Revenues
  Patient service
   revenues, net of
   contractual
   adjustments       $ 58,957,696  $ 35,351,438  $138,091,078  $ 82,675,939
  Provision for
   doubtful accounts  (15,882,706)   (3,494,644)  (27,516,589)   (7,682,475)
                     ------------  ------------  ------------  ------------
  Net patient
   service revenue
   less provision
   for doubful
   accounts            43,074,990    31,856,794   110,574,489    74,993,464
  Senior living
   revenues             1,952,308     1,969,785     5,937,310     5,746,643
  Support services
   revenues             2,084,213       702,542     5,011,325     1,581,606
  Other revenues        2,440,186     1,491,270     5,719,737     1,858,810
                     ------------  ------------  ------------  ------------
    Total revenues     49,551,697    36,020,391   127,242,861    84,180,523

Operating expenses
  Salaries, wages
   and benefits        20,074,367    10,448,799    58,204,402    27,466,450
  Medical supplies      8,183,573     4,820,777    20,195,617    11,612,638
  General and
   administrative
   expenses
   (includes related
   party expenses of
   $144,600 and
   $372,697 for the
   three months
   ended and
   $605,026 and
   $1,054,340 for
   the nine months
   ended,
   respectively)       15,775,004     7,222,741    41,887,838    19,117,554
  Gain on
   extinguishment of
   liabilities                  -      (618,353)      (64,517)   (3,521,879)
  Depreciation and
   amortization
   (includes related
   party expenses of
   $0 and $171,290
   for three months
   ended and $0 and
   $513,870 for nine
   months ended,
   respectively)        2,677,210     2,443,747     8,812,874     5,938,840
                     ------------  ------------  ------------  ------------
    Total operating
     expenses          46,710,154    24,317,711   129,036,214    60,613,603
                     ------------  ------------  ------------  ------------
Operating income
 (loss)                 2,841,543    11,702,680    (1,793,353)   23,566,920
Other income
 (expense)
Interest expense,
 net of interest
 income of $21,500
 and $20,000 for
 three months ended
 and $64,500 and
 $60,000 for nine
 months ended
 (includes related
 party interest
 expense $29,614 and
 $571,394 for the
 three months ended
 and $104,286 and
 $1,734,144 for the
 nine months ended)    (1,858,474)   (1,363,821)   (5,494,145)   (4,187,121)
Other income
 (expense)                             (252,970)      510,707      (381,026)
Direct investor
 expense                        -      (857,674)   (4,918,121)   (5,558,963)
Change in fair
 market value
 derivatives              302,500    (5,173,513)   (2,067,251)   (4,256,980)
                     ------------  ------------  ------------  ------------
Income (loss) before
 income tax             1,285,569     4,054,702   (13,762,163)    9,182,830
  Income tax expense      143,499     2,271,631       430,497     5,777,762
                     ------------  ------------  ------------  ------------
Income (loss) before
 noncontrolling
 interest               1,142,070     1,783,071   (14,192,660)    3,405,068
Net income
 attributable to
 noncontrolling
 interests                 72,893       212,131       204,888       239,966
                     ------------  ------------  ------------  ------------
Net income (loss)
 attributable to the
 Company             $  1,214,963  $  1,995,202  $(13,987,772) $  3,645,034
                     ============  ============  ============  ============

Less: Cash dividend-
 Convertible
 Preferred C Stock          6,359       (53,387)      (43,949)      (53,387)
Less: Accretion non-
 cash dividend-
 Convertible
 Preferred C Stock       (241,023)     (145,562)     (897,860)     (236,879)

                     ------------  ------------  ------------  ------------
Net income (loss)
 attributable to
 common shareholders $    980,299  $  1,796,253  $(14,929,581) $  3,354,768
                     ============  ============  ============  ============

Basic and diluted
 income (loss) per
 share data:

  Basic earnings
   (loss) per common
   share             $       0.00  $       0.01  $      (0.04) $       0.01
                     ============  ============  ============  ============

  Basic weighted
   average shares
   outstanding        372,809,534   325,144,781   364,568,843   306,101,581
                     ============  ============  ============  ============

  Diluted earnings
   (loss) per common
   share             $       0.00  $       0.01  $      (0.04) $       0.01
                     ============  ============  ============  ============

  Diluted weighted
   average shares
   outstanding        399,102,442   346,557,557   364,568,843   325,967,397
                     ============  ============  ============  ============

                   University General Health System, Inc.
                   Consolidated Statements of Cash Flows
                                (Unaudited)

                                                     Nine Months Ended
                                                       September 30,
                                               ----------------------------
                                                    2013           2012
                                               -------------  -------------
Cash flows from operating activities:
  Net income (loss)                            $ (14,192,660) $   3,405,068
  Adjustments to reconcile net income (loss)
   to net cash provided by operating
   activities:
    Depreciation and amortization                  8,812,874      5,938,840
    Provision for doubtful accounts               27,516,589      7,682,475
    Gain on sales of assets                                -        (11,583)
    Gain on extinguishment of liabilities            (64,517)    (3,521,879)
    Deferred income taxes benefits                (2,652,788)             -
    Compensation expense                           3,636,000              -
    Direct investor expense                        4,918,122      5,558,963
    Change in fair market value of derivatives     2,067,251      4,256,980
    Other                                            675,412        392,609
  Net changes in operating assets and
   liabilities:
    Accounts receivable                          (35,193,471)   (20,212,013)
    Related party receivables and payables            21,686        321,621
    Inventories                                     (934,492)       415,081
    Prepaid expenses and other assets               (737,029)    (2,033,897)
    Accounts payable, accrued expenses and
     taxes payable                                14,472,255      2,750,062
    Deferred revenues                              1,146,746        (50,171)
                                               -------------  -------------
      Net cash provided by operating
       activities                                  9,491,978      4,892,156
                                               -------------  -------------
Cash flows from investing activities:
  Additions to property, equipment and
   leasehold improvements                         (5,860,463)    (2,009,359)
  Business acquisitions, net of cash acquired     (1,733,562)      (222,594)
  Investments in unconsolidated affiliates            60,000       (160,000)
                                               -------------  -------------
    Net cash used in investing activities         (7,534,025)    (2,391,953)
                                               -------------  -------------
Cash flows from financing activities:
  Proceeds from revolving credit facility
   borrowings                                     88,693,593     12,269,000
  Payments of revolving credit facility
   borrowings                                    (82,660,233)    (8,451,025)
  Distribution to noncontrolling interests                 -       (172,762)
  Issuance of common stock                         2,200,000      5,195,827
  Issuance of Preferred Series C Convertible
   Stock, net issuance costs                       2,974,181      3,344,669
  Dividend paid on Preferred C Convertible
   Stock                                            (205,382)       (76,160)
  Borrowings under notes payable                   1,389,042      8,122,781
  Payments on notes payable                      (12,804,493)   (13,155,873)
  Payments on debt issuance costs                          -       (798,251)
  Borrowings under notes payable to related
   party                                             144,081         43,685
  Payments on notes payable to related party        (668,087)      (145,003)
  Payments on capital leases                        (737,593)    (3,873,037)
                                               -------------  -------------
    Net cash used in financing activities         (1,674,891)     2,303,851
                                               -------------  -------------

Net increase in cash and cash equivalents            283,062      4,804,054
Cash and cash equivalents:
  Beginning of period                              1,188,230        538,018
                                               -------------  -------------
  End of period                                $   1,471,292  $   5,342,072
                                               =============  =============
Supplemental disclosures of cash flow
 information:
  Interest paid                                $   4,789,838  $   4,690,494
  Income taxes paid                            $           -  $     383,434
Supplemental noncash investing activities:
  Property and equipment additions financed    $   1,028,978  $     819,236
Supplemental noncash financing activities:
  Issuance of common stock                     $   4,638,772  $     670,000
  Transfer of related party debt to third
   party debt                                  $           -  $   2,510,836
  Noncash consideration paid for acquisitions  $   2,113,069  $   7,789,624
  Dividend on Preferred C Convertible Stock    $      43,949  $      53,387
  Derivative ceases to exist                   $  11,637,078  $           -

                   UNIVERSITY GENERAL HEALTH SYSTEM, INC.
                        Adjusted EBITDA Calculation

Adjusted EBITDA 2013
                                           Three Months Ended September 30,
                                                 2013             2012
                                           ---------------  ---------------
Net income (loss) attributable to the
 Company                                   $     1,214,963  $     1,995,202
(Income) loss attributable to
 noncontrolling interests                  $       (72,893) $      (212,131)
Provision (benefit) for income taxes               143,499        2,271,631
Other non-operating expense (income)                     -          252,970
Interest expense:
  Debt and lease obligations                     1,879,974        1,383,821
Interest (income)                                  (21,500)         (20,000)
Direct investor expense                                  -          857,674
Change in fair value of derivatives               (302,500)       5,173,513
Depreciation and amortization                    2,677,210        2,443,747
                                           ---------------  ---------------
Adjusted EBITDA                            $     5,518,753  $    14,146,427
                                           ===============  ===============

                                            Nine Months Ended September 30,
                                                 2013             2012
                                           ---------------  ---------------
Net income (loss) attributable to the
 Company                                   $   (13,987,772) $     3,645,034
(Income) loss attributable to
 noncontrolling interests                  $      (204,888) $      (239,966)
Employee stock grant expense                     3,636,000                -
Provision (benefit) for income taxes               430,497        5,777,762
Other non-operating expense (income)              (510,707)         381,026
Interest expense:
  Debt and lease obligations                     5,558,645        4,247,121
Interest (income)                                  (64,500)         (60,000)
Direct investor expense                          4,918,121        5,558,963
Change in fair value of derivatives              2,067,251        4,256,980
Depreciation and amortization                    8,812,874        5,938,840
                                           ---------------  ---------------
Adjusted EBITDA                            $    10,655,521  $    29,505,760
                                           ===============  ===============

Contacts:
Donald Sapaugh
President
University General Health System, Inc.
(713) 375-7557
dsapaugh@ughs.net

R. Jerry Falkner, CFA
RJ Falkner & Company, Inc.
(800) 377-9893
info@rjfalkner.com